UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 13, 2015

Alexion Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive,
Cheshire, Connecticut 06410
(Address of Principal Executive Offices, including Zip Code)

(203) 272-2596
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 8, 2015, Alexion Pharmaceuticals, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain former stockholders (the “Selling Stockholders”) of Synageva BioPharma Corp. (“Synageva”) who received shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) as a result of the Company’s acquisition of Synageva on June 22, 2015. Pursuant to the Registration Rights Agreement, the Company filed an automatic shelf registration statement on Form S-3 and final prospectus supplement to such registration statement to register for resale up to 6,476,002 shares of Common Stock (the “Securities”) held by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from any sales of the Securities.
In connection with the registration of the Securities, the opinion of Ropes & Gray LLP, Boston, Massachusetts, counsel to the Company, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Michael V. Greco
Name:	Michael V. Greco
Title:	Vice President of Law and Corporate Secretary

Date: August 13, 2015

Index to Exhibits

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).